EXHIBIT 2

IRREVOCABLE PROXY

From and after the date hereof and until the Expiration Date (as defined below), the undersigned stockholder (“Stockholder”) of The Topps Company, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the full extent permitted by  Section 212 of the Delaware General Corporation Law) appoints Tornante-MDP Joe Holding LLC, a Delaware limited liability company (“Parent”), as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights expressly provided herein (to the full extent that the undersigned is entitled to do so) with respect to (i) the outstanding shares of common stock of the Company owned of record by Stockholder as of the date of this Proxy, which shares are specified on the final page of this Proxy, and (ii) any and all other shares of common stock of the Company which Stockholder may own of record after the date hereof. (The shares of the common stock of the Company referred to in clauses “(i)” and “(ii)” of the immediately preceding sentence are collectively referred to as the “Shares”.) Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares relating to the voting rights expressly provided herein are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares relating to such voting rights at any time prior to the Expiration Date.

This Proxy is irrevocable (to the extent permitted by Section 212 of the Delaware General Corporation Law), is coupled with an interest and is granted pursuant to that certain Voting Agreement (as amended from time to time, the “Voting Agreement”) of even date herewith, by and among Parent and Stockholder, and is granted in consideration of Parent and Tornante-MDP Joe Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent, entering into the Merger Agreement (as defined in the Voting Agreement). As used herein, the term “Expiration Date” shall have the meaning set forth in the Voting Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, and any actions required in furtherance thereof and (ii) against any Alternative Transaction and against any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

This Proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of Stockholder (including any transferee of any of the Shares).

If any provision of this Proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Proxy. Each provision of this Proxy is separable from every other provision of this Proxy, and each part of each provision of this Proxy is separable from every other part of such provision.

Dated: March 5, 2007	/s/ Arthur T. Shorin
(Signature of Stockholder)

Arthur T. Shorin
(Print Name of Stockholder)

Number of Shares owned of record as of the date of this Proxy:
2,317,989

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